THIRD AMENDMENT
                                       TO
                           SECOND RESTATED AND AMENDED
                     REVOLVING CREDIT AND SECURITY AGREEMENT

           This Third Amendment to the Second Restated and Amended Revolving Credit and Security Agreement (this "Amendment"), made as of December 6, 1996, among the undersigned amends that certain Second Restated and Amended Revolving Credit and Security Agreement, dated June 6, 1996, as previously amended as of June 28, 1996 and October 15, 1996, (as amended previously and hereby, the "Agreement"), among the Borrowers and the Lenders (as such terms are defined in the Agreement).

                                   WITNESSETH:

           WHEREAS, the Borrowers and the Lenders entered into the Agreement pursuant to which the Lenders have, on the terms and subject to the conditions stated therein, made Loans to Borrowers;

           WHEREAS, the Borrowers have identified an opportunity to make a $13,000,000 special purchase of inventory consisting of Ralph Lauren Fragrances from Cosmair, Inc., such acquisition to be paid for in several installments (the "Special RL Purchase");

           WHEREAS, the Borrowers have requested that Lenders consent to the Special RL Purchase and that the Agreement be amended in certain respects as set forth in this Amendment, including, without limitation, so as to extend usage beyond the 30 day limit imposed in the Agreement under the Borrowers' $6,500,000 Overadvance sublimit in order to accommodate the Special RL Purchase;

           WHEREAS, in furtherance of the Special RL Purchase, the Borrowers have requested that the Loan Agreement be amended to include in the definition of the Borrowers an additional Subsidiary; and

           WHEREAS, the Lenders have agreed to add the Subsidiary to the definition of the Borrowers solely in accordance with the terms and conditions of this Amendment;

           NOW, THEREFORE, in consideration of the premises and of good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto agree as follows:

           Section 1. Definitions. All capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as therein, except as otherwise specifically provided herein.

           SECTION 2. CONSENT TO SPECIAL RL PURCHASE. Notwithstanding the terms of the Agreement, including without limitation Section 5.8 thereof, the Lenders hereby consent to the Special RL Purchase solely in accordance with and to the extent consistent with the terms of this Amendment.

           SECTION 3. AMENDMENTS TO THE AGREEMENT. From and after the date hereof, the Agreement is hereby amended as follows:

                      3.1 The $55,000,000 ceiling for the value of the Borrowing Base Percentage of the Net Security Value of Base Inventory set forth in Section
1.11 is hereby increased to $64,000,000 solely for the period commencing on the date hereof and ending on the earlier to occur of (i) such time as the Special RL Purchase Overadvance is reduced to $0, or (ii) July 1, 1997. From and after such time as such period shall end, such ceiling shall cease to be $64,000,000 and shall revert to $55,000,000, unless further modified in accordance with the terms of the Agreement.

                      3.2 Section 2.7 of the Agreement is hereby amended by the addition of the following clause (iii):

                      "(iii) In order to facilitate the Borrowers accomplishing the Special RL Purchase, the Borrowers and Lenders hereby establish the 'Special RL Purchase Overadvance Period.' The Special RL Purchase Overadvance Period shall commence on the date hereof and extend until ninety (90) days (the "Ninety Day Period") following the earlier to occur of (i) such time as the Overadvance outstanding from and after the date hereof is reduced to $0, and (ii) July 1, 1997. Pursuant to clause (ii) of Section 2.7 hereof, the Agent hereby consents to the Borrowers' requests for Overadvances in connection with the
           Borrowers' consummation of the Special RL Purchase, and such Overadvances shall constitute Overadvances made pursuant to clause
           (i)(a) of this Section 2.7. For the entire duration of the Special RL Purchase Overadvance Period, no other Overadvances shall be permitted pursuant to Sections 2.7(i)(a), (b) or (c), provided, however, Overadvances not to exceed $2,000,000 at any time outstanding may be made pursuant to Section 2.7(i)(b) during the Ninety Day Period. Notwithstanding Section 2.7(ii)(f), Overadvances made pursuant to
           Section 2.7(i)(a) to facilitate the Special RL Purchase during the Special RL Purchase Overadvance Period may remain outstanding until July 1, 1997 and shall not exceed the maximum aggregate amount of $6,500,000 for the period from the date hereof through March 31, 1997; shall not exceed $4,500,000 during the month of April, 1997;

           shall not exceed $3,500,000 during the month of May, 1997; shall not exceed $2,500,000 during the month of June, 1997; and shall not exceed $0 during the period commencing on July 1, 1997 and ending on September 29, 1997. Notwithstanding the immediately preceding sentence, from and after such time as the Special RL Purchase Overadvance balance has been reduced to $0 prior to July 1, 1997, the maximum aggregate amount of Overadvances pursuant to Section 2.7(i)(a) shall not exceed $0 for the duration of the Special RL Purchase Overadvance Period."

                      3.3  Notwithstanding  the terms of Sections  2.8.2(ii) and
(iii) of the Agreement, the Borrowers shall pay to the Agent for the benefit of the Lenders in proportion to their respective commitment percentages for issuance of Letters of Credit issued in connection with the Special RL Purchase a fee quarterly in arrears that is either in accordance with the terms of
Section 2.8.2(i) or (y) a fee equal to the greater of 1/2% of the face amount of each sight documentary Letter of Credit or such minimum fee for each such Letter of Credit as may be generally in affect from time to time, or (z) a fee equal to the greater of 2% per annum of the face amount of each time documentary Letter of Credit or such minimum fee for each such Letter of Credit as may be generally in effect from time to time; plus such fees and charges as are customarily charged by the Agent.

           SECTION 4. FEE. Simultaneously with the execution and delivery hereof, the Borrowers shall pay to the Agent for the benefit of the Lenders pro rata in proportion to their respective Commitment Percentages an administrative fee of $20,000 in the aggregate.

           SECTION 5. Conditions Precedent to this Amendment. The Agreements of the Lenders set forth in this Amendment are subject to the satisfaction of the conditions precedent to the Agreements set forth in that certain Third Amendment to Subsidiary Tie-In Agreement, of even date herewith, among the Borrowers and the Lenders.

           SECTION 6. ADDITIONAL REPORTING. In addition to such information as is required from time to time pursuant to Section 5 of the Agreement, the Borrowers shall provide to the Agent by the 15th day of each calendar month reports of sales and gross profits on a divisional basis for the immediate preceding month.

           SECTION 7.  GENERAL.

                      7.1 The Agreement is hereby ratified and confirmed and shall continue in full force and effect as amended hereby.

                      7.2 The Borrowers hereby represent and warrant that there is no default or Event of Default outstanding or continuing under the Agreement or any instrument or document executed in connection with the Agreement, or any event or condition which with the giving of notice or the passage of time, or both, would result in a default or an Event of Default under the Agreement or any instrument or document executed in connection with the Agreement.

                      7.3 This Letter Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

                      7.4 Allou Personal Care Corporation, M. Sobol, Inc., Superbuy of New York, Inc., Rona Beauty Supplies, Inc., Hempstead Health & Beauty Aids, Inc., Pastel Cosmetic and Beauty Aids, Inc., HBA National Sales Corp., HBA Distributors, Inc., Russ Kalvin Personal Care Corp., Stanford Personal Care Manufacturing, Inc., and Cosmetic Plus Two, Inc. are each executing and delivering this Amendment as a Borrower pursuant to the terms of the Subsidiary Tie-In Agreement, as amended through the date hereof.

                      7.5 All of the Obligations undertaken hereunder by the Borrowers are hereby undertaken by each of them jointly and severally.

           If the foregoing sets forth your understanding of the matters addressed herein, please evidence your agreement by countersigning this Amendment in the space set forth below, whereupon this Amendment shall take effect as an agreement under seal as of the day first written above.

                                          THE FIRST NATIONAL BANK OF BOSTON

                                          By:/s/Brent E. Shay
                                             ---------------------------------
                                               Title: Director

                                          IBJ SCHRODER BANK & TRUST COMPANY

                                          By:/s/ Mary McLaughlin
                                             ---------------------------------
                                               Title: Vice President

                                          SANWA BUSINESS CREDIT CORPORATION

                                          By: /s/
                                             ---------------------------------
                                               Title:  Vice President


                                          LASALLE BUSINESS CREDIT, INC.

                                          By: /s/ Lawrence P. Garni
                                             ---------------------------------
                                               Title: Vice President


                       (Signatures continued on next page)

                                          THE BANK OF TOKYO - MITSUBISHI TRUST
                                          COMPANY

                                           By:/s/ G Stewart
                                             ---------------------------------
                                                Title: SVP and Manager

                                          ALLOU & BEAUTY CARE, INC.
                                          ALLOU DISTRIBUTORS, INC.
                                          ALLOU PERSONAL CARE CORPORATION
                                          M. SOBOL, INC.
                                          SUPERBUY OF NEW YORK, INC.
                                          RONA BEAUTY SUPPLIES, INC.
                                          HEMPSTEAD HEALTH & BEAUTY AIDS, INC.
                                          PASTEL COSMETIC AND BEAUTY AIDS, INC.
                                          HBA NATIONAL SALES CORPORATION
                                          HBA DISTRIBUTORS, INC.
                                          RUSS KALVIN PERSONAL CARE
                                               CORPORATION
                                          STANFORD PERSONAL CARE
                                               MANUFACTURING, INC.
                                          COSMETIC PLUS TWO, INC.

                                          By:./s/ David Shamilzadeh
                                             ---------------------------------
                                               Title: SVP and CFO


                              CONSENT OF GUARANTORS

           Each of Victor Jacobs, Herman Jacobs and Jacob Jacobs (collectively, the "Guarantors") has guaranteed certain of the Obligations under the Agreement by executing separate Limited Guaranties dated as of December 10, 1991 (collectively, as amended, the "Guaranties"). By executing this letter, each of the Guarantors hereby absolutely and unconditionally reaffirms the Guaranty to which he is a party, and acknowledges and agrees to the terms and conditions of this Amendment and the Agreement as so amended.

                                                    /s/ Victor Jacobs
                                             ---------------------------------
                                                    Victor Jacobs

                                                    /s/ Jacob Jacobs
                                             ---------------------------------
                                                    Jacob Jacobs

                                                    /s/ Herman Jacobs
                                             ---------------------------------
                                                    Herman Jacobs